Delinquencies
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
N/A
N/A
29
$4,912,035.22
0
$0.00
0
$0.00
29
$4,912,035.22
Foreclosure
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Bankruptcy
4
$394,367.36
0
$0.00
0
$0.00
0
$0.00
4
$394,367.36
REO
N/A
N/A
0
$0.00
0
$0.00
0
$0.00
0
$0.00
FB(Contractual)
0
$0.00
0
$0.00
0
$0.00
0
$0.00
0
$0.00
Total
4
$394,367.36
29
$4,912,035.22
0
$0.00
0
$0.00
33
$5,306,402.58
Trustee
Per Servicer
CURRENT
30
60
90+
Total
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Count
UPB
Delinquent
Foreclosure
Bankruptcy
REO
FB(Contractual)
Total
0
$0.00
Trustee Report
Foreclosure Top 5 States
State
Count
UPB
% of Total UPB
Average Days In Foreclosure
State Average
Default Summary Dashboard (OTS)
Date: 3/30/2005 10:13:37 AM Deal Number: SASCO 2005-NC1 Report As of: 2/28/2005